Exhibit 1.1

ACADIA REALTY TRUST

Common Shares of Beneficial Interest
($0.001 par value per share)

ATM EQUITY OFFERING SALES AGREEMENT

December 2, 2014

Merrill Lynch, Pierce, Fenner & Smith	Barclays Capital Inc.
Incorporated	745 Seventh Avenue
One Bryant Park	New York, New York 10019
New York, New York 10036

Wells Fargo Securities, LLC	Goldman, Sachs & Co.
375 Park Avenue	200 West Street
New York, New York 10152	New York, New York 10282

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as sales agent and/or principal (each an “Agent,” and together the “Agents”), severally and not jointly, up to $200,000,000 of shares (the “Shares”) of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), on the terms set forth in Section 2 of this ATM Equity Offering Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

The Company and Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), for which the Company is the sole general partner, hereby confirm their agreements with the Agents as follows:

Section 1.          Representations and Warranties. Each of the Company and the Partnership, jointly and severally, represent and warrant to the Agents that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earnings Report Date (as defined in Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in this Section 1 below) and each Settlement Date (as defined in Section 2 below):

(a)          (i) The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the standards for such form in effect currently and immediately prior to October 21, 1992. The registration statement on Form S-3 (No. 333-195665), including any exhibits thereto and any prospectus or prospectus supplement deemed a part thereof, each at the time of effectiveness (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 2, 2014 (including any Rule 462(b) registration statement) became effective upon filing with the Commission in accordance with Rule 462(e) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) on May 2, 2014, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act Regulations. The Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on the Registration Statement.

(ii) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the  Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act Regulations.

(b)          At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the rules and regulations of the Commission under the Securities Act Regulations and at each Applicable Time, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents furnished in writing to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by any Agents consists of the information described as such in Section 7(b) hereof.

Neither the Prospectus (as defined below) nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Applicable Time or at the Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents furnished in writing to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by any Agents consists of the information described as such in Section 7(b) hereof.

Each prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied as to form when so filed in all material respects with the Securities Act and the Securities Act Regulations and the Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time, the Disclosure Package (as defined below) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents furnished in writing to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by any Agents consists of the information described as such in Section 7(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or, if not specified pursuant to this Agreement, immediately prior to the first sale of such Shares.

“Base Prospectus” means the base prospectus dated May 2, 2014 filed as part of the Registration Statement, as amended, in the form first furnished to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement.

“Business Day” means any day when the Commission’s office in Washington, D.C. is open for business.

“Disclosure Package” means the Prospectus, as amended or supplemented prior to the Applicable Time, any applicable Issuer Free Writing Prospectus(es) (as defined below) issued prior to the Applicable Time, any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package issued at or prior to the Applicable Time, all taken together, and with respect to any Shares, the public offering price of such Shares.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement (as defined below), including the documents incorporated therein pursuant to Item 12 of Form S-3 as of the date of such Prospectus Supplement.

“Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form furnished by the Company to the Agents in connection with the offering of the Shares.

(c)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any other prospectus deemed to be a part thereof, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify the Agents promptly so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

(d)          The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package, at the time they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act, and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and when read together with the information in the Prospectus and the Disclosure Package (i) at the time the Registration Statement became effective, (ii) at the time each Prospectus was issued and first used and (iii) at the Applicable Time, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents furnished in writing to the Company by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by any Agents consists of the information described as such in Section 7(b) hereof.

(e)          The Company has not distributed and will not distribute, prior to the completion of the Agents’ distribution of the Shares under this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Agents or the Registration Statement.

(f)          This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Partnership.

(g)          There are no contracts or other documents required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference that have not been described, filed or incorporated by reference as required. The contracts so described in the Registration Statement, Disclosure Package and Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against and, to the Company’s knowledge by, the Company in accordance with their respective terms, except to the extent that the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by the federal and state securities laws and public policy considerations in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. To the Company’s knowledge, no other party is in material breach of or material default under any of such contracts.

(h)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i)  there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, shareholders’ equity, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and their subsidiaries, considered as one entity or a material adverse effect on the performance by the Company or, as applicable, the Partnership pursuant to this Agreement or the consummation of any of the transactions contemplated hereby (any such change is called a “Material Adverse Change”); (ii) the Company, the Partnership and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Partnership, except for dividends set aside for payment or paid to the Company, the Partnership or any of their subsidiaries on any class of capital stock or repurchase or redemption by the Company, the Partnership or any of their subsidiaries of any class of capital stock.

(i)          BDO USA, LLP, who has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included or incorporated by reference or deemed to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(j)          The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Commission’s Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other historical, pro forma or other financial statements or supporting schedules are required under applicable law, including the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Company’s most recent Annual Report on Form 10-K. Any non-GAAP financial measures, as defined under Regulation G under the Securities Act, included in the Registration Statement, the Disclosure Package and the Prospectus are permitted for use in documents filed with the Commission and are presented in conformity with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations.

(k)          Each of the Company, the Partnership and their subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a real estate investment trust, corporation, partnership, limited liability company or other legal entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation and has full real estate investment trust, corporate, partnership or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company and the Partnership, to enter into and perform their respective obligations under this Agreement and to consummate the transactions contemplated herein. Each of the Company, the Partnership and each of their subsidiaries is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock, membership interests, partnership interests or similar equity interests of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and the equity interests in each subsidiary which are owned by the Company, directly or through subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 1(k) attached hereto (collectively, the “Subsidiaries”). There are no Subsidiaries, except for the Partnership, Acadia Strategic Opportunity Fund II, LLC, Acadia Strategic Opportunity Fund III, LLC and Acadia Strategic Opportunity Fund, IV LLC, of the Company that meet the definition of “significant subsidiaries” under Regulation S-X under the Securities Act.

(l)          The authorized, issued and outstanding capital shares of the Company are as described in the Registration Statement, the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to this Agreement, employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Registration Statement, the Disclosure Package and the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been offered, sold and issued in compliance with federal and state securities laws. The issuance of the Shares has been duly and validly authorized and, upon being delivered and paid for pursuant to this Agreement, the Shares will be fully paid, validly issued and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the issued and outstanding units of limited partnership interest in the Partnership (the “OP Units”) have been duly authorized by the Partnership. As of the date of this Agreement, the Company is the sole general partner of the Partnership and owns OP Units representing an approximately 95% interest in the Partnership. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, and the holders of the outstanding capital shares of the Company are not entitled to preemptive or other rights to subscribe for the Shares. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares or ownership interests in the Company or any of its subsidiaries other than those accurately described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s share option, share bonus and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(m)          Neither the Company, the Partnership nor any of their subsidiaries is in violation of its respective charter, declaration of trust, by-laws, certificate of formation, partnership agreement, operating agreement or similar documents or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Partnership or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s and the Partnership’s execution, delivery and performance of this Agreement, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement (i) will not result in any violation of the provisions of the respective charter, declaration of trust, by-laws, certificate of formation, partnership agreement, operating agreement or similar documents of the Company, the Partnership or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order or decree, administrative regulation or administrative or court decree applicable to the Company, the Partnership or any subsidiary or any of its or their property. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or the Partnership’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities or Blue Sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Partnership or any of its subsidiaries;

(n)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings pending or, to the best of the Company’s or the Partnership’s knowledge, threatened (i) against or affecting the Company, the Partnership or any of their subsidiaries, (ii) that has as the subject thereof any officer or trustee of, or property owned or leased by, the Company, the Partnership or any of their subsidiaries or (iii) relating to environmental or discrimination matters, which would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company, the Partnership or any of their subsidiaries exists or, to the best of the Company’s and the Partnership’s knowledge, is threatened or imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees at any of its or its subsidiaries’ principal suppliers, contractors or customers that could result in a Material Adverse Change.

(o)          The Company, the Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus, and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company, the Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company and the Partnership are not parties to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company or the Partnership has been obtained or is being used by the Company or the Partnership in violation of any contractual obligation binding on the Company, the Partnership or, to the Company or the Partnership’s knowledge, any of their officers, trustees or employees or is otherwise in violation of the rights of any persons, except for violations which would not, individually or in the aggregate, result in a Material Adverse Change.

(p)          The Company, the Partnership and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificate, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company, the Partnership nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(q)          Each of the Company, the Partnership and each of their subsidiaries owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted. The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the Company’s consolidated financial statements (and schedules thereto) or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or where the existence of any security interest, mortgage, lien, encumbrance, equity, claim or other defect would not, individually or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company, the Partnership or any of their subsidiaries are held under valid and enforceable leases, except where the invalidity or unenforceability of any leases would not, individually or in the aggregate, result in a Material Adverse Change.

(r)          The Company, the Partnership and their subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. To the knowledge of the Company, there is no tax deficiency likely to be asserted against the Company, the Partnership or any of their subsidiaries. All tax liabilities, if any, of the Company, the Partnership and their subsidiaries are adequately provided for on the respective books of the entities.

(s)          The Company has met the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), as of the close of every taxable year during the Company’s existence, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust for federal income tax purposes.

(t)          Each of the Partnership and any subsidiary limited liability company or partnership, except Acadia Self Storage Management Investment Company LLC and A-K JV I LLC, which has elected to be treated as a taxable REIT subsidiary, is qualified as a partnership or a disregarded entity for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership.

(u)          Each of the Company and the Partnership is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will not be required to be registered as, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)         Each of the Company, the Partnership and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary for their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, the Partnership and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. All such policies of insurance are in full force and effect. There are no claims by the Company, the Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial or defense would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, the Partnership nor any subsidiary has been refused insurance coverage sought or applied for and neither the Company, the Partnership nor any subsidiary has reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(w)          The Company and the Partnership have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)          The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for listing on the New York Stock Exchange (the “NYSE”). The Shares have been approved for listing on the NYSE, subject only to official notice of issuance. The Company has taken no action designed to terminate the registration of the Shares under the Exchange Act or cause the delisting of any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(y)          The Company has not distributed and will not distribute any written offering material in connection with the offering and sale of the Shares other than the Prospectus and the Registration Statement. The Company will file with the Commission any Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act Regulations.

(z)          Neither the Company, the Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Partnership, any trustee, officer, agent, employee or affiliate of the Company, the Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Partnership, their subsidiaries and, to the knowledge of the Company and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa)         There are no business relationships or related-party transactions involving the Company, the Partnership or any subsidiary of either or any other Person required to be described in the Registration Statement and the Prospectus that have not been described as required.

(bb)         The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act Regulations); such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by BDO USA, LLP and the audit committee of the board of trustees of the Company, (i) the Company has not been advised of (A) any material weaknesses in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company, the Partnership and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)         During the period of at least the last 12 calendar months prior to the date of this Agreement, the Applicable Time and each Settlement Date, the Company has filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 12 calendar months preceding the filing of the Registration Statement or any post-effective amendment thereto, the Company has filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.

(dd)         Except as (x) otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or (y) would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company, the Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Partnership or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Partnership or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Partnership or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company, the Partnership or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Partnership’s knowledge, threatened against the Company, the Partnership or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Partnership or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s and the Partnership’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Partnership or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company, the Partnership nor any subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Responses Compensation and Liability Act of 1980, as amended.

(ee)         In the ordinary course of its business, the Company and the Partnership conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Partnership and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and the Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ff)         The Company, the Partnership and their subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Partnership and their subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Partnership or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, of which the Company, the Partnership or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates. No Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates, if such Employee Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Partnership, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or the Partnership, any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh)         At the original effectiveness of the Registration Statement at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company be considered an ineligible issuer.

(ii)         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company, the Partnership or any of their subsidiaries to or for the benefit of any of the officers or trustees of the Company or any of their family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(jj)         The Company and the Partnership have not been advised, and have no reason to believe, that they and each of their subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(kk)         There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares.

(ll)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(mm)         There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications. The Company is in compliance with the current listing standards of the NYSE.

(nn)         The operations of the Company, the Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Partnership threatened.

(oo)         Neither the Company, the Partnership nor any of their subsidiaries nor, to the knowledge of the Company, the Partnership, any trustee, officer, agent, employee or affiliate of the Company or the Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(pp)         The limited partnership agreement of the Partnership, including any amendments thereto, has been duly and validly authorized, executed and delivered by the Company and, to the best knowledge of the Company, all the partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(qq)         Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading;

(rr)         The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(ss)         Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on the Company’s own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(tt)         The Company has not relied upon the Agents or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(uu)         The Common Shares are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by an officer of the Company or the Partnership and delivered to the Agents or to counsel for the Agents shall be deemed to be a representation and warranty by the Company to each Agent as to the matters set forth therein as of the date or dates indicated in such certificate.

Section 2.          Sale and Delivery of Shares.

(a)          Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and each Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)          The Shares are to be sold by the Company and the Agent, through whom the sale of Shares is effected on a given day, on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed such Agent to make such sales pursuant to a placement notice substantially in the form attached hereto as Annex II. On any Trading Day, the Company shall sell Shares through only one of the Agents, but in no event through more than one of the Agents, and the Company shall give at least one Business Day prior written notice by facsimile or email to the Agents to notify them of any change of the Agent through whom the sale of Shares will be effected. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. On any Trading Day, the Company may instruct the Agent through whom sales of Shares are effected on that day by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof and the receipt of written confirmation of the Company by such Agent, the Agents shall use their commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and each of the Agents acknowledge and agree that (i) there can be no assurance that the Agents will be successful in selling the Shares, (ii) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (iii) the Agents shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by an Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)          Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agents as sales agents shall not sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of trustees, a duly authorized committee of the Company’s board of trustees or an executive officer of the Company pursuant to express authorization granted by the Company’s board of trustees or a committee thereof or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents in writing. In addition, the Company or the Agents may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agents are acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)          The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Shares sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices multiplied by the number of Shares sold.

The compensation payable to the Agents for sales of Shares with respect to which an Agent acts as sales agent shall be at a mutually agreed rate, not to exceed two percent (2.0%) of the gross sales price of the Shares sold by such Agent pursuant to this Agreement. The Company may sell Shares to the Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agents for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Agents will agree to compensation that is customary for the Agent with respect to such transactions.

(e)          If acting as sales agent hereunder, the Agent through whom sales are effected shall provide written confirmation to the Company following the close of trading on the NYSE each day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.

(f)          Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Common Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of trustees, a duly authorized committee thereof or an executive officer of the Company pursuant to express authorization granted by the Company’s board of trustees or a committee thereof, or approved for listing on the NYSE, and in each case referred to in this clause (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of trustees, a duly authorized committee thereof or an executive officer of the Company pursuant to express authorization granted by the Company’s board of trustees or a committee thereof and notified to the Agents in writing.

(g)          If the Company or any Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h)          Settlement for sales of Shares pursuant to this Section 2 will occur on the third Business Day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent selling such Shares (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)          Notwithstanding any other provision of this Agreement and unless otherwise agreed to by the Parties hereto in writing, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Shares by its officers or trustees, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 2(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)          If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter called for by Sections (3)(j), (k) and (l) hereof; respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, legal opinions and letters and accountants’ letters as provided in Section 3 hereof and (B) this Section 2(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(i), which shall have independent application.

(k)          At each Applicable Time, Settlement Date, Registration Statement Amendment Date, Company Periodic Report Date, Company Earnings Report Date and Request Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3.           Covenants. The Company agrees with the Agents:

(a)          During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agents promptly after reasonable notice thereof and to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agents with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)          Promptly from time to time to take such action as the Agents may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)          During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, the Company will make available to the Agents, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents, copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the Securities Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of such Shares, and if at such time any event shall have occurred as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the same is conveyed or delivered, as the case may be, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Disclosure Package or Prospectus or a supplement to the Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance.

(d)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)          To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(f)          To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the Disclosure Package.

(g)          In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.

(h)          To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)           At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date, each Company Earnings Report Date, each Request Date and each Company Periodic Report Date and each date on which Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. “Company Periodic Report Date” shall mean each date on which an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or an amendment to either such Annual Report or Quarterly Report is filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement.

(j)           Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agents as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the determination of the terms of the Shares, (B) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(r), (C) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act) or (D) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares) (each such date, a “Registration Statement Amendment Date”)), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agents (it being understood that the Agents shall be deemed to have made such request at any time a placement notice is outstanding) (each date specified in (i) – (iii) of this Section 3(j), a “Request Date” and each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) a certificate dated the date of delivery thereof to the Agents (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which was last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(h), but modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ receipt of the deliverables required under this subsection.

(k)          Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) the written opinion and letter of each counsel to the Company (who shall be reasonably acceptable to the Agents), dated the date of delivery thereof to the Agents (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(b), (c), (d), (e) and (f) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents shall furnish the Agents (with a copy to counsel for the Agents) with a letter substantially to the effect that the Agents may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ receipt of the deliverables required under this subsection.

(l)           Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will cause BDO USA, LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(g) hereof, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ receipt of the deliverables required under this subsection.

(m)         The Company consents to the Agents trading in the Company’s Common Shares for the Agents’ own accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(n)          If, to the knowledge of the Company, all filings required by Rule 424 of the Securities Act Regulations in connection with this offering shall not have been made or the representations and warranties in Section 1 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(o)          The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(p)          The Company will not, without (i) giving the Agents at least one Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by the Company of (w) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement, (x) Common Shares issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time by a substantially similar plan, (y) equity incentive awards approved by the board of trustees of the Company or the compensation committee thereof or the issuance of Common Shares upon exercise thereof and (z) Common Shares issuable upon conversion of securities outstanding at the time of the execution of this Agreement.

(q)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r)           Promptly following the end of each of the Company’s fiscal quarters, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Shares sold by or through the Agents under this Agreement or any Terms Agreement, the net proceeds received by the Company with respect to sales of the Shares pursuant to this Agreement relating to such quarter and any other information required by applicable law, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the SEC, the Company in its sole discretion may make the disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement. At the Agents’ request, if applicable, the Company shall furnish copies of any such Prospectus and Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents; and, at the Agents’ request, if applicable, the Company will furnish copies of such Prospectus and Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

Section 4.           Free Writing Prospectus.

(a)          (i) The Company represents and agrees that, without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act;

(ii)        Each Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; and

(iii)       The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in this Section 4(a)), including timely filing with the Commission, or retention where required and legending.

Section 5.           Payment of Expenses.

(a)          The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Agents, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and expenses incurred by the Company (including attorneys’ fees) or the Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agents, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agents of such qualifications, registrations and exemptions, but not, however, legal fees and expenses of the Agents’ counsel incurred in connection with any of the foregoing, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Agents in connection with, FINRA’s review and approval of the Agents’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the NYSE; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(b)          If an aggregate amount of Shares equal to $15,000,000 have not been offered and sold under this Agreement collectively by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co. and Citigroup Global Markets Inc. by the first anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents incurred by it in connection with the offering contemplated by this Agreement. Fees reimbursed pursuant to this subsection shall not exceed $250,000 in the aggregate. The Agents shall be solely responsible for allocating any reimbursement received pursuant to this subsection among themselves.

Section 6.           Conditions of Agents’ Obligations. The obligations of the Agents hereunder shall be subject, in each of their sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Registration Statement shall have been filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e) of the Securities Act Regulations, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents.

(b)          On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Sidley Austin LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In said opinion, Sidley Austin LLP may rely as to all matters of Maryland law on the opinion of Venable LLP.

(c)          On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Goodwin Procter LLP, counsel for the Company, shall have furnished to the Agents a written opinion or opinions, dated as of such date, substantially in the forms set forth in Exhibits A-1-A and A-1-B attached hereto and in form and substance satisfactory to the Agents.

(d)          On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Robert Masters, Esq., Senior Legal Counsel for the Company, or Jason Blacksberg, Esq., General Counsel for the Company, shall have furnished to the Agents a written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit A-2 attached hereto and in form and substance satisfactory to the Agents.

(e)          On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Seyfarth Shaw LLP, counsel for the Company, shall have furnished to the Agents a written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit A-3 attached hereto and in form and substance satisfactory to the Agents.

(f)           On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Venable LLP, Maryland counsel for the Company, shall have furnished to the Agents a written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit A-4 attached hereto and in form and substance satisfactory to the Agents.

(g)          At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), BDO USA LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Agents and underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(h)          (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agents, the Company will furnish or cause to be furnished promptly to the Agents a placement notice in the form attached hereto as Annex II stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of trustees or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agents shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Change since the date as of which information is given in the Prospectus as then amended or supplemented or the Disclosure Package, (B) the representations and warranties in Section 1 hereof are true and correct as of such date. (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied and (D) the condition set forth in Section 6(a) has been satisfied.

(i)           Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the Disclosure Package, no Material Adverse Change shall have occurred.

(j)           The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(k)          On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents.

(l)           All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(m)         The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(n)          Counsel for the Agents shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.

Section 7.           Indemnification and Contribution.

(a)          The Company and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Agents, their affiliates, as such term is defined in Rule 501(b) of the Securities Act Regulations, their selling agents and each Person, if any, who controls any Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation), as incurred, that any Agent or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any application or other document executed by or on behalf of the Company or the Partnership or based on written information furnished by or on behalf of the Company or the Partnership filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or alleged failure to act by any Agent in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, damage, expense, liability, claim or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Partnership shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, expense, liability, claim or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Agent through its gross negligence or willful misconduct), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Agent to the Company expressly for use with reference to the Agent in the Disclosure Package or the Prospectus or arises out of or is based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Agent or any such Person in respect of which indemnity may be sought against the Company or the Partnership pursuant to the foregoing paragraph, such Agent or such Person shall promptly notify the Company and the Partnership in writing of the institution of such Proceeding and the Company or the Partnership shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company and the Partnership shall not relieve the Company or the Partnership from any liability which the Company or the Partnership may have to such Agent or any such Person or otherwise, except to the extent the Company or the Partnership has been materially prejudiced by such failure; provided, further, that the failure to notify the Company or the Partnership shall not relieve it from any liability it may have to such Agent or any such Person otherwise than under this Section 7. An Agent or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Agent or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the Agents to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to the Company or the Partnership (in which case neither the Company nor the Partnership shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that neither the Company nor the Partnership shall be liable for the expenses of more than one separate counsel (other than local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Company nor the Partnership shall be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company and/or the Partnership, the Company and the Partnership agree to indemnify and hold harmless such Agent and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)          The Agents agree, severally and not jointly, to indemnify, defend and hold harmless the Company, its officers, employees and trustees, the Partnership, any Person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each trustee of the Company and each officer of the Company who signed the Registration Statement from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation), as incurred, which, jointly or severally, the Company, the Partnership or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Agent to the Company expressly for use with reference to the Agent in the Disclosure Package or the Prospectus Supplement or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Partnership hereby acknowledge that the only information that the Agents have furnished to the Company expressly for use in the Disclosure Package or the Prospectus Supplement is the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

If any Proceeding is brought against the Company, the Partnership or any such Person in respect of which indemnity may be sought against an Agent pursuant to the foregoing paragraph, the Company, the Partnership or such Person shall promptly notify such Agent in writing of the institution of such Proceeding and such Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Agent shall not relieve such Agent from any liability that it may have to the Company, the Partnership or any such Person or otherwise, except to the extent such Agent has been materially prejudiced by such failure; provided, further, that the failure to notify such Agent shall not relieve it from any liability it may have to the Company, the Partnership or any such Person otherwise than under this Section 7. The Company, the Partnership or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership or such Person unless the employment of such counsel shall have been authorized in writing by such Agent in connection with the defense of such Proceeding or such Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to such Agent (in which case such Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Agent), in any of which events such fees and expenses shall be borne by such Agent and paid as incurred (it being understood, however, that such Agent shall not be liable for the expenses of more than one separate counsel (other than local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An Agent shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Agent, the Agent agrees to indemnify and hold harmless the Company, the Partnership and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the related Agent(s) on the other hand from the offering of the applicable Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of any Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the related Agent(s) on the other shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the applicable Shares pursuant to this Agreement (before deducting expenses) received by the Company bear to the total commissions received by such Agent(s) from such sale. The relative fault of the Company and/or the Partnership on the one hand and of any Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership or by each such Agent’s and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(d)          The Company, the Partnership and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Agent shall be liable or responsible for, or be required to contribute, any amount pursuant to this Section 7 in excess of the amount of the commissions received by the Agent in connection with the sale of the applicable Shares under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of an Agent to contribute pursuant to this Section 7 shall be several in proportion to the number of applicable Shares sold to or through such Agent and not joint.

(e)          The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company and the Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Agents, the directors and officers or any Person (including each partner, officer, trustee or director of such Person) who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Partnership, their trustees, officers or partners or any Person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Partnership and each Agent agree to promptly notify each other upon the commencement of any Proceeding against it and, in the case of the Company and the Partnership, against any of the Company’s or the Partnership officers, trustees or partners in connection with the issuance and sale of the Shares, or in connection with the Disclosure Package or Prospectus.

Section 8.           Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of each Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9.           No Advisory or Fiduciary Relationship. The Company and the Partnership acknowledge and agree that (i) the Agents are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agents have not assumed an advisory or fiduciary responsibility in favor of the Company or the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company and the Partnership have each consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Partnership each agree that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Partnership, in connection with such transaction or the process leading thereto. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Partnership and the several Agents, or any of them, with respect to the subject matter hereof. The Company and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Partnership may have against the several Agents with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.         Research Analyst Independence. The Company and the Partnership acknowledge that the Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Partnership may have against the Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Partnership by such Agents’ investment banking divisions. The Company and the Partnership acknowledge that each of the Agents is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 11.         Termination.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through an Agent for the Company or with respect to any pending sale to an Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7, Section 8, Section 15 and Section 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)          Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7, Section 8, Section 15 and Section 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7, Section 8, Section 15 and Section 16 of this Agreement shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)          In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

Section 12.         Sales to Affiliates. The parties hereto acknowledge that the transactions contemplated hereunder are subject to Rule 312.03(b) of the NYSE Listed Company Manual.

Section 13.         Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to:

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

One Bryant Park

New York, New York 10036

Fax No.: 646-855-3073

Attention: Syndicate Department

with a copy to:

Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

One Bryant Park

New York, New York 10036

Fax No.: 646-855-3073

Attention: ECM Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Fax No.: 646-834-8133

Attention: Syndicate Registration

in regards to notice under Sections 7(b) and 7(e), notification should be provided to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Director of Litigation, Office of the General Counsel

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Fax No.: 704-715-0074

Attention: Josie Callanan

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Phone No.: 866-471-2526

Attention: Registration Department

Citigroup Global Markets Inc.

388 Greenwich Street, New York, New York, 10013

Fax No: 1-646-291-1469

Attention: General Counsel

and if to the Company to:

Acadia Realty Trust

Suite 260

1311 Mamaroneck Avenue

White Plains, New York 10605

Facsimile: 914-288-2139

Attention: General Counsel

and if to the Partnership:

Acadia Realty Limited Partnership

Suite 260

1311 Mamaroneck Avenue

White Plains, New York 10605

Facsimile: 914-288-2139

Attention: General Counsel

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 14.         Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and trustees of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

Section 15.         Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

Section 16.         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 17.         Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 18.         Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

ACADIA REALTY TRUST

By:	/s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

ACADIA REALTY LIMITED PARTNERSHIP

By:	ACADIA REALTY TRUST
Its sole general partner

By:	/s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith	Barclays Capital Inc.
Incorporated

By:	/s/ Chris Porter	By:	/s/ Victoria Hale
	Name: Chris Porter		Name: Victoria Hale
	Title: Managing Director		Title: Vice President

Wells Fargo Securities, LLC		Goldman, Sachs & Co.

By:	/s/ Elizabeth A. DiChiaro	By:	/s/ Daniel Young
	Name: Elizabeth A. DiChiaro		Name: Daniel Young
	Title: Managing Director		Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Paul Ingrassia
Name: Paul Ingrassia
Title: Managing Director